Fifth Third Bancorp Reports First Quarter 2025 Diluted Earnings Per Share of $0.71
Loan growth, net interest margin expansion, and expense discipline leads to positive operating leverage
Reported results included a negative $0.02 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	1Q25	4Q24	1Q24
         Stability:
•Resilient balance sheet delivered stable NII sequentially and 4% growth compared to 1Q24, attributed to loan growth, deposit rate management, and fixed-rate asset repricing
•Net charge-off ratio remained stable sequentially
    Profitability:
•Continued expense discipline:
◦Expenses down 3% compared to 1Q24, and stable on an adjusted basis.
◦Efficiency ratio(a) of 61.0%. Adjusted efficiency ratio(a) of 60.5% improved 110 bps compared to 1Q24
•Net interest margin expanded for the 5th consecutive quarter. Interest-bearing liabilities costs down 20 bps from 4Q24
    Growth:
•Average loans up 3% sequentially and year-over-year due to growth in both commercial and consumer lending
•Generated 20% more commercial new quality relationships compared to 1Q24
•Wealth & asset management revenue up 7% and commercial payments revenue up 6% year-over-year

Income Statement Data
Net income available to common shareholders	$478	$582	$480
Net interest income (U.S. GAAP)	1,437	1,437	1,384
Net interest income (FTE)(a)	1,442	1,443	1,390
Noninterest income	694	732	710
Noninterest expense	1,304	1,226	1,342

Per Share Data
Earnings per share, basic	$0.71	$0.86	$0.70
Earnings per share, diluted	0.71	0.85	0.70
Book value per share	27.41	26.17	24.72
Tangible book value per share(a)	19.92	18.69	17.35

Balance Sheet & Credit Quality
Average portfolio loans and leases	$121,272	$117,860	$117,334
Average deposits	164,157	167,237	168,122
Accumulated other comprehensive loss	(3,895)	(4,636)	(4,888)
Net charge-off ratio(b)	0.46%	0.46%	0.38%
Nonperforming asset ratio(c)	0.81	0.71	0.64

Financial Ratios
Return on average assets	0.99%	1.17%	0.98%
Return on average common equity	10.8	13.0	11.6
Return on average tangible common equity(a)	15.2	18.4	17.0
CET1 capital(d)(e)	10.45	10.57	10.47
Net interest margin(a)	3.03	2.97	2.86
Efficiency(a)	61.0	56.4	63.9
Other than the Quarterly Financial Review tables beginning on page 13, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third delivered another quarter of strong financial results reflecting our resilient balance sheet, diversified business mix, and disciplined expense management. We again generated positive operating leverage, delivered loan growth, and expanded net interest margin.

This environment of increased economic uncertainty has reinforced the importance of building a bank that produces strong through-the-cycle returns across a range of potential outcomes. Our balance sheet remains well-diversified and neutrally positioned. We remain proactive in managing our credit risk and stress testing our portfolio under many scenarios.

Our strategic investments continue to drive growth in consumer households and commercial relationships as well as year-over-year growth in commercial payments and wealth & asset management revenue. Our strong returns on capital enabled $225 million of share repurchases during the quarter and a 5% increase in tangible book value per share, excluding AOCI, over the past year.

As we navigate this environment, we will continue to follow our operating principles of stability, profitability, and growth - in that order.
Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 April 17, 2025

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,442	$1,443	$1,390	—	4%
Provision for credit losses	174	179	94	(3)%	85%
Noninterest income	694	732	710	(5)%	(2)%
Noninterest expense	1,304	1,226	1,342	6%	(3)%
Income before income taxes(a)	$658	$770	$664	(15)%	(1)%

Taxable equivalent adjustment	$5	$6	$6	(17)%	(17)%
Applicable income tax expense	138	144	138	(4)%	—
Net income	$515	$620	$520	(17)%	(1)%
Dividends on preferred stock	37	38	40	(3)%	(8)%
Net income available to common shareholders	$478	$582	$480	(18)%	—
Earnings per share, diluted	$0.71	$0.85	$0.70	(16)%	1%

Fifth Third Bancorp (NASDAQ®: FITB) today reported first quarter 2025 net income available to common shareholders of $478 million, or $0.71 per diluted share, compared to $582 million, or $0.85 per diluted share, in the prior quarter and $480 million, or $0.70 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 1Q25

(after-tax impact; $ in millions, except per share data)

Valuation of Visa total return swap (noninterest income)(f)	$(14)

After-tax impact(f) of certain item(s)	$(14)

Diluted earnings per share impact of certain item(s)[1]	$(0.02)

Totals may not foot due to rounding; [1]Diluted earnings per share impact reflects 676.040 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Interest Income
Interest income	$2,437	$2,534	$2,614	(4)%	(7)%
Interest expense	995	1,091	1,224	(9)%	(19)%
Net interest income (NII)	$1,442	$1,443	$1,390	—	4%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.13%	5.21%	5.38%	(8)	(25)
Rate paid on interest-bearing liabilities	2.80%	3.00%	3.36%	(20)	(56)

Ratios
Net interest rate spread	2.33%	2.21%	2.02%	12	31
Net interest margin (NIM)	3.03%	2.97%	2.86%	6	17

Compared to the prior quarter, NII was stable, primarily reflecting higher average commercial loan balances, fixed-rate asset repricing and a combination of seasonal fluctuations and strategic deposit management actions decreasing the cost of interest-bearing deposits, offset by the impact of market rates on floating rate loans and lower day count. These same factors, coupled with the normalization of cash and other short-term investment balances contributed to the 6 bps increase in NIM.
Compared to the year-ago quarter, NII increased $52 million, or 4%, and NIM increased 17 bps. This year-over-year improvement was due to the benefits from proactive deposit and wholesale funding management decreasing interest-bearing liabilities costs by 56 bps and the benefit of fixed-rate asset repricing, which more than offset the impact of lower market rates on floating rate assets.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$172	$163	$161	6%	7%
Commercial payments revenue	153	155	145	(1)%	6%
Consumer banking revenue	137	137	135	—	1%
Capital markets fees	90	123	97	(27)%	(7)%
Commercial banking revenue	80	109	85	(27)%	(6)%
Mortgage banking net revenue	57	57	54	—	6%
Other noninterest income (loss)	14	(4)	23	NM	(39)%
Securities (losses) gains, net	(9)	(8)	10	13%	NM
Total noninterest income	$694	$732	$710	(5)%	(2)%

Reported noninterest income decreased $38 million, or 5%, from the prior quarter, and decreased $16 million, or 2%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including the mark-to-market on the valuation of the Visa total return swap and securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are more than offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	March	December	March	% Change
	2025	2024	2024	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$694	$732	$710
Valuation of Visa total return swap	18	51	17
Securities (gains) losses, net	9	8	(10)
Noninterest income excluding certain items(a)	$721	$791	$717	(9)%	1%

Noninterest income excluding certain items decreased $70 million, or 9%, compared to the prior quarter, but increased $4 million, or 1%, from the year-ago quarter.
Compared to the prior quarter, wealth and asset management revenue increased $9 million, or 6%, primarily due to seasonal tax-related revenue and increased customer transaction activity. Commercial payments revenue decreased $2 million, or 1%, primarily driven by seasonality. Capital markets fees decreased $33 million, or 27%, reflecting decreases in syndication and M&A advisory fees due to seasonality and market uncertainty. Commercial banking revenue decreased $29 million, or 27%, primarily reflecting decreases in lease syndication and remarketing.
Compared to the year-ago quarter, wealth and asset management revenue increased $11 million, or 7%, primarily reflecting an increase in personal asset management revenue due to AUM growth. Commercial payments revenue increased $8 million, or 6%, primarily driven by deposit fees. Consumer banking revenue increased $2 million, or 1%, primarily driven by deposit fees. Capital markets fees decreased $7 million, or 7%, reflecting a decrease in syndication fees and M&A advisory fees, partially offset by an increase in client financial risk management revenue. Commercial banking revenue decreased $5 million, or 6%, primarily reflecting the continued decrease in operating lease revenue, partially offset by an increase in lease syndication and remarketing. Mortgage banking net revenue increased $3 million, or 6%, due to the prior year loss on MSR net valuation adjustments not recurring in the current quarter.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$750	$665	$753	13%	—
Technology and communications	123	123	117	—	5%
Net occupancy expense	87	88	87	(1)%	—
Equipment expense	42	39	37	8%	14%
Loan and lease expense	30	36	29	(17)%	3%
Marketing expense	28	23	32	22%	(13)%
Card and processing expense	21	21	20	—	5%
Other noninterest expense	223	231	267	(3)%	(16)%
Total noninterest expense	$1,304	$1,226	$1,342	6%	(3)%

Reported noninterest expense increased $78 million, or 6%, from the prior quarter, and decreased $38 million, or 3%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,304	$1,226	$1,342
Fifth Third Foundation contribution	—	(15)	—
Interchange litigation matters	—	(4)	(5)
FDIC special assessment	—	11	(33)
Noninterest expense excluding certain item(s)(a)	$1,304	$1,218	$1,304	7%	—

Compared to the prior quarter, noninterest expense excluding certain items increased $86 million, or 7%, primarily reflecting a seasonal increase in compensation and benefits expense. Noninterest expense in the current quarter included a $4 million benefit related to the mark-to-market impact of non-qualified deferred compensation compared to a $7 million benefit in the prior quarter, both of which were largely offset in net securities losses through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items was stable. The year-ago quarter included an $11 million expense related to the mark-to-market impact of non-qualified deferred compensation, which was largely offset in net securities gains through noninterest income.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,401	$51,567	$53,183	4%	—
Commercial mortgage loans	12,368	11,792	11,339	5%	9%
Commercial construction loans	5,797	5,702	5,732	2%	1%
Commercial leases	3,110	2,902	2,542	7%	22%
Total commercial loans and leases	$74,676	$71,963	$72,796	4%	3%
Consumer loans:
Residential mortgage loans	$17,552	$17,322	$16,977	1%	3%
Home equity	4,222	4,125	3,933	2%	7%
Indirect secured consumer loans	16,476	16,100	15,172	2%	9%
Credit card	1,627	1,668	1,773	(2)%	(8)%
Solar energy installation loans	4,221	4,137	3,794	2%	11%
Other consumer loans	2,498	2,545	2,889	(2)%	(14)%
Total consumer loans	$46,596	$45,897	$44,538	2%	5%
Total average portfolio loans and leases	$121,272	$117,860	$117,334	3%	3%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$64	$48	$74	33%	(14)%
Consumer loans held for sale	428	584	291	(27)%	47%
Total average loans and leases held for sale	$492	$632	$365	(22)%	35%

Total average loans and leases	$121,764	$118,492	$117,699	3%	3%

Securities (taxable and tax-exempt)	$56,598	$56,702	$56,456	—	—
Other short-term investments	14,446	18,319	21,194	(21)%	(32)%
Total average interest-earning assets	$192,808	$193,513	$195,349	—	(1)%

Compared to the prior quarter, total average portfolio loans and leases increased 3%. Average commercial portfolio loans and leases increased 4%, primarily reflecting increases in C&I loans, commercial mortgage loans, and commercial leases. Average consumer portfolio loans increased 2%, primarily reflecting increases in indirect secured consumer and residential mortgage loans.
Compared to the year-ago quarter, total average portfolio loans and leases increased 3%. Average commercial portfolio loans and leases increased 3%, primarily reflecting increases in commercial mortgage loans and commercial leases. Average consumer portfolio loans increased 5%, primarily reflecting increases in indirect secured consumer loans, residential mortgage loans, and solar energy installation loans.
Average securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior and year-ago quarter. Average other short-term investments (including interest-bearing cash) of $14 billion in the current quarter decreased 21% compared to the prior quarter and decreased 32% compared to the year-ago quarter due to proactive liability management.
Period-end commercial portfolio loans and leases of $75 billion increased 3% compared to the prior quarter, primarily reflecting increases in C&I loans and commercial construction loans. Compared to the year-ago quarter, period-end commercial portfolio loans and leases increased 4%, primarily due to increases in C&I loans, commercial mortgage loans and commercial leases.

Period-end consumer portfolio loans of $47 billion increased 1% compared to the prior quarter, primarily reflecting an increase in indirect secured consumer loans. Compared to the year-ago quarter, period-end consumer portfolio loans increased 6%, primarily driven by increases in indirect secured consumer loans, residential mortgage, and solar energy installation loans, partially offset by a decrease in other consumer loans.
Total period-end securities (taxable and tax-exempt; amortized cost) of $56 billion in the current quarter decreased 1% compared to the prior quarter and were stable compared to the year-ago quarter. Period-end other short-term investments of approximately $15 billion decreased 13% compared to the prior quarter, and decreased 34% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Average Deposits
Demand	$39,788	$40,137	$40,839	(1)%	(3)%
Interest checking	57,964	59,441	58,822	(2)%	(1)%
Savings	17,226	17,257	18,107	—	(5)%
Money market	36,453	37,279	34,589	(2)%	5%
Total transaction deposits	$151,431	$154,114	$152,357	(2)%	(1)%
CDs $250,000 or less	10,380	10,592	10,244	(2)%	1%
Total core deposits	$161,811	$164,706	$162,601	(2)%	—
CDs over $250,000[1]	2,346	2,531	5,521	(7)%	(58)%
Total average deposits	$164,157	$167,237	$168,122	(2)%	(2)%

1CDs over $250,000 includes $1.3BN, $1.5BN, and $4.7BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 3/31/25, 12/31/24, and 3/31/24, respectively.

Compared to the prior quarter, total average deposits were down 2%, primarily reflecting seasonal decreases in interest checking and money market deposits. Average demand deposits represented 25% of total core deposits in the current quarter compared to 24% in the prior quarter and 25% in the year-ago quarter. Period-end total deposits decreased 1%.
Compared to the year-ago quarter, total average deposits decreased 2%, primarily due to decreases in retail brokered deposits and demand deposits, partially offset by an increase in money market deposits. Period-end total deposits decreased 2%.
The period-end portfolio loan-to-core deposit ratio was 75% in the current quarter, compared to 73% in the prior quarter and 71% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$2,346	$2,531	$5,521	(7)%	(58)%
Federal funds purchased	194	223	201	(13)%	(3)%
Securities sold under repurchase agreements	286	313	366	(9)%	(22)%
FHLB advances	4,767	1,567	3,111	204%	53%
Derivative collateral and other secured borrowings	84	76	57	11%	47%
Long-term debt	14,585	15,492	15,515	(6)%	(6)%
Total average wholesale funding	$22,262	$20,202	$24,771	10%	(10)%

1CDs over $250,000 includes $1.3BN, $1.5BN, and $4.7BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 3/31/25, 12/31/24, and 3/31/24, respectively.

Compared to the prior quarter, average wholesale funding increased 10%, primarily driven by an increase in short-term FHLB advances, partially offset by a decrease in retail brokered deposits. The 10% decrease in average wholesale funding compared to the year-ago quarter was driven by decreases in retail brokered deposits and long-term debt, partially offset by an increase in short-term FHLB advances.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	March	December	September	June	March
	2025	2024	2024	2024	2024

Total nonaccrual portfolio loans and leases (NPLs)	$966	$823	$686	$606	$708
Repossessed property	9	9	11	9	8
OREO	21	21	28	28	27
Total nonperforming portfolio loans and leases and OREO (NPAs)	$996	$853	$725	$643	$743

NPL ratio(g)	0.79%	0.69%	0.59%	0.52%	0.61%
NPA ratio(c)	0.81%	0.71%	0.62%	0.55%	0.64%

Portfolio loans and leases 30-89 days past due (accrual)	$385	$303	$283	$302	$342
Portfolio loans and leases 90 days past due (accrual)	33	32	40	33	35

30-89 days past due as a % of portfolio loans and leases	0.31%	0.25%	0.24%	0.26%	0.29%
90 days past due as a % of portfolio loans and leases	0.03%	0.03%	0.03%	0.03%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,352	$2,305	$2,288	$2,318	$2,322
Total net losses charged-off	(136)	(136)	(142)	(144)	(110)
Provision for loan and lease losses	168	183	159	114	106
ALLL, ending	$2,384	$2,352	$2,305	$2,288	$2,318

Reserve for unfunded commitments, beginning	$134	$138	$137	$154	$166
Provision for (benefit from) the reserve for unfunded commitments	6	(4)	1	(17)	(12)
Reserve for unfunded commitments, ending	$140	$134	$138	$137	$154

Total allowance for credit losses (ACL)	$2,524	$2,486	$2,443	$2,425	$2,472

ACL ratios:
As a % of portfolio loans and leases	2.07%	2.08%	2.09%	2.08%	2.12%
As a % of nonperforming portfolio loans and leases	261%	302%	356%	400%	349%
As a % of nonperforming portfolio assets	253%	291%	337%	377%	333%

ALLL as a % of portfolio loans and leases	1.95%	1.96%	1.98%	1.96%	1.99%

Total losses charged-off	$(173)	$(175)	$(183)	$(182)	$(146)
Total recoveries of losses previously charged-off	37	39	41	38	36
Total net losses charged-off	$(136)	$(136)	$(142)	$(144)	$(110)

Net charge-off ratio (NCO ratio)(b)	0.46%	0.46%	0.48%	0.49%	0.38%
Commercial NCO ratio	0.35%	0.32%	0.40%	0.45%	0.19%
Consumer NCO ratio	0.63%	0.68%	0.62%	0.57%	0.67%

The provision for credit losses totaled $174 million in the current quarter. The ACL ratio was 2.07% of total portfolio loans and leases at quarter end, compared with 2.08% for the prior quarter end and 2.12% for the year-ago quarter end. In the current quarter, the ACL was 261% of nonperforming portfolio loans and leases and 253% of nonperforming portfolio assets.

Net charge-offs were $136 million in the current quarter, resulting in an NCO ratio of 0.46%, which was flat compared to the prior quarter. Commercial net charge-offs were $64 million, resulting in a commercial NCO ratio of 0.35%, which increased 3 bps compared to the prior quarter. Consumer net charge-offs were $72 million, resulting in a consumer NCO ratio of 0.63%, which decreased 5 bps compared to the prior quarter.
Compared to the year-ago quarter, net charge-offs increased $26 million and the NCO ratio increased 8 bps. The commercial NCO ratio increased 16 bps compared to the prior year, and the consumer NCO ratio decreased 4 bps compared to the prior year.
Nonperforming portfolio loans and leases were $966 million in the current quarter, with the resulting NPL ratio of 0.79%. Compared to the prior quarter, NPLs increased $143 million with the NPL ratio increasing 10 bps. Compared to the year-ago quarter, NPLs increased $258 million with the NPL ratio increasing 18 bps.
Nonperforming portfolio assets were $996 million in the current quarter, with the resulting NPA ratio of 0.81%. Compared to the prior quarter, NPAs increased $143 million with the NPA ratio increasing 10 bps. Compared to the year-ago quarter, NPAs increased $253 million with the NPA ratio increasing 17 bps.

Capital Position
	As of and For the Three Months Ended
	March	December	September	June	March
	2025	2024	2024	2024	2024
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	9.50%	9.40%	9.47%	8.80%	8.78%
Tangible equity(a)	9.07%	9.02%	8.99%	8.91%	8.75%
Tangible common equity (excluding AOCI)(a)	8.07%	8.03%	8.00%	7.92%	7.77%
Tangible common equity (including AOCI)(a)	6.40%	6.02%	6.52%	5.80%	5.67%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.45%	10.57%	10.75%	10.62%	10.47%
Tier 1 risk-based capital	11.73%	11.86%	12.07%	11.93%	11.77%
Total risk-based capital	13.66%	13.86%	14.13%	13.95%	13.81%
Leverage	9.19%	9.22%	9.11%	9.07%	8.94%

CET1 capital ratio of 10.45% decreased 12 bps sequentially due to loan growth during the quarter driving an increase in risk-weighted assets. During the first quarter of 2025, Fifth Third repurchased $225 million of its common stock, which reduced shares outstanding by approximately 5.2 million at quarter end.

Tax Rate
The effective tax rate for the quarter was 21.2% compared with 18.8% in the prior quarter and 21.1% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 25.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios as of December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 24% tax rate.
(g)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for March 31, 2025

Table of Contents

Financial Highlights	13-14
Consolidated Statements of Income	15-16
Consolidated Balance Sheets	17-18
Consolidated Statements of Changes in Equity	19
Average Balance Sheets and Yield/Rate Analysis	20
Summary of Loans and Leases	21
Regulatory Capital	22
Summary of Credit Loss Experience	23
Asset Quality	24
Non-GAAP Reconciliation	25-27
Segment Presentation	28

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps
$ in millions, except per share data				Change
(unaudited)	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Income Statement Data
Net interest income	$1,437	$1,437	$1,384	—	4%
Net interest income (FTE)(a)	1,442	1,443	1,390	—	4%
Noninterest income	694	732	710	(5%)	(2%)
Total revenue (FTE)(a)	2,136	2,175	2,100	(2%)	2%
Provision for credit losses	174	179	94	(3%)	85%
Noninterest expense	1,304	1,226	1,342	6%	(3%)
Net income	515	620	520	(17%)	(1%)
Net income available to common shareholders	478	582	480	(18%)	—

Earnings Per Share Data
Net income allocated to common shareholders	$478	$582	$480	(18%)	—
Average common shares outstanding (in thousands):
Basic	671,052	675,307	685,750	(1%)	(2%)
Diluted	676,040	681,456	690,634	(1%)	(2%)
Earnings per share, basic	$0.71	$0.86	$0.70	(17%)	1%
Earnings per share, diluted	0.71	0.85	0.70	(16%)	1%

Common Share Data
Cash dividends per common share	$0.37	$0.37	$0.35	—	6%
Book value per share	27.41	26.17	24.72	5%	11%
Market value per share	39.20	42.28	37.21	(7%)	5%
Common shares outstanding (in thousands)	667,272	669,854	683,812	—	(2%)
Market capitalization	$26,157	$28,321	$25,445	(8%)	3%

Financial Ratios
Return on average assets	0.99%	1.17%	0.98%	(18)	1
Return on average common equity	10.8%	13.0%	11.6%	(220)	(80)
Return on average tangible common equity(a)	15.2%	18.4%	17.0%	(320)	(180)
Noninterest income as a percent of total revenue(a)	32%	34%	34%	(200)	(200)
Dividend payout	52.1%	43.0%	50.0%	910	210
Average total Bancorp shareholders’ equity as a percent of average assets	9.50%	9.40%	8.78%	10	72
Tangible common equity(a)	8.07%	8.03%	7.77%	4	30
Net interest margin (FTE)(a)	3.03%	2.97%	2.86%	6	17
Efficiency (FTE)(a)	61.0%	56.4%	63.9%	460	(290)
Effective tax rate	21.2%	18.8%	21.1%	240	10

Credit Quality
Net losses charged-off	$136	$136	$110	—	24%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.46%	0.38%	—	8
ALLL as a percent of portfolio loans and leases	1.95%	1.96%	1.99%	(1)	(4)
ACL as a percent of portfolio loans and leases(g)	2.07%	2.08%	2.12%	(1)	(5)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.81%	0.71%	0.64%	10	17

Average Balances
Loans and leases, including held for sale	$121,764	$118,492	$117,699	3%	3%
Securities and other short-term investments	71,044	75,021	77,650	(5%)	(9%)
Assets	210,558	211,709	213,203	(1%)	(1%)
Transaction deposits(b)	151,431	154,114	152,357	(2%)	(1%)
Core deposits(c)	161,811	164,706	162,601	(2%)	—
Wholesale funding(d)	22,262	20,202	24,771	10%	(10%)
Bancorp shareholders' equity	20,000	19,893	18,727	1%	7%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.45%	10.57%	10.47%	(12)	(2)
Tier 1 risk-based capital	11.73%	11.86%	11.77%	(13)	(4)
Total risk-based capital	13.66%	13.86%	13.81%	(20)	(15)
Leverage	9.19%	9.22%	8.94%	(3)	25

Additional Metrics
Banking centers	1,084	1,089	1,070	—	1%
ATMs	2,069	2,080	2,082	(1%)	(1%)
Full-time equivalent employees	18,786	18,616	18,657	1%	1%
Assets under care ($ in billions)(h)	$639	$634	$634	1%	1%
Assets under management ($ in billions)(h)	68	69	62	(1%)	10%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 25.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of December 31, 2024 and March 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	March	December	September	June	March
	2025	2024	2024	2024	2024
Income Statement Data
Net interest income	$1,437	$1,437	$1,421	$1,387	$1,384
Net interest income (FTE)(a)	1,442	1,443	1,427	1,393	1,390
Noninterest income	694	732	711	695	710
Total revenue (FTE)(a)	2,136	2,175	2,138	2,088	2,100
Provision for credit losses	174	179	160	97	94
Noninterest expense	1,304	1,226	1,244	1,221	1,342
Net income	515	620	573	601	520
Net income available to common shareholders	478	582	532	561	480

Earnings Per Share Data
Net income allocated to common shareholders	$478	$582	$532	$561	$480
Average common shares outstanding (in thousands):
Basic	671,052	675,307	680,895	686,781	685,750
Diluted	676,040	681,456	686,109	691,083	690,634
Earnings per share, basic	$0.71	$0.86	$0.78	$0.82	$0.70
Earnings per share, diluted	0.71	0.85	0.78	0.81	0.70

Common Share Data
Cash dividends per common share	$0.37	$0.37	$0.37	$0.35	$0.35
Book value per share	27.41	26.17	27.60	25.13	24.72
Market value per share	39.20	42.28	42.84	36.49	37.21
Common shares outstanding (in thousands)	667,272	669,854	676,269	680,789	683,812
Market capitalization	$26,157	$28,321	$28,971	$24,842	$25,445

Financial Ratios
Return on average assets	0.99%	1.17%	1.06%	1.14%	0.98%
Return on average common equity	10.8%	13.0%	11.7%	13.6%	11.6%
Return on average tangible common equity(a)	15.2%	18.4%	16.3%	19.8%	17.0%
Noninterest income as a percent of total revenue(a)	32%	34%	33%	33%	34%
Dividend payout	52.1%	43.0%	47.4%	42.7%	50.0%
Average total Bancorp shareholders’ equity as a percent of average assets	9.50%	9.40%	9.47%	8.80%	8.78%
Tangible common equity(a)	8.07%	8.03%	8.00%	7.92%	7.77%
Net interest margin (FTE)(a)	3.03%	2.97%	2.90%	2.88%	2.86%
Efficiency (FTE)(a)	61.0%	56.4%	58.2%	58.5%	63.9%
Effective tax rate	21.2%	18.8%	21.3%	21.3%	21.1%

Credit Quality
Net losses charged-off	$136	$136	$142	$144	$110
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.46%	0.48%	0.49%	0.38%
ALLL as a percent of portfolio loans and leases	1.95%	1.96%	1.98%	1.96%	1.99%
ACL as a percent of portfolio loans and leases(g)	2.07%	2.08%	2.09%	2.08%	2.12%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.81%	0.71%	0.62%	0.55%	0.64%

Average Balances
Loans and leases, including held for sale	$121,764	$118,492	$117,415	$117,283	$117,699
Securities and other short-term investments	71,044	75,021	78,421	77,216	77,650
Assets	210,558	211,709	213,838	212,475	213,203
Transaction deposits(b)	151,431	154,114	153,154	151,680	152,357
Core deposits(c)	161,811	164,706	163,697	162,447	162,601
Wholesale funding(d)	22,262	20,202	23,415	24,180	24,771
Bancorp shareholders’ equity	20,000	19,893	20,251	18,707	18,727

Regulatory Capital Ratios(e)(f)
CET1 capital	10.45%	10.57%	10.75%	10.62%	10.47%
Tier 1 risk-based capital	11.73%	11.86%	12.07%	11.93%	11.77%
Total risk-based capital	13.66%	13.86%	14.13%	13.95%	13.81%
Leverage	9.19%	9.22%	9.11%	9.07%	8.94%

Additional Metrics
Banking centers	1,084	1,089	1,072	1,070	1,070
ATMs	2,069	2,080	2,060	2,067	2,082
Full-time equivalent employees	18,786	18,616	18,579	18,607	18,657
Assets under care ($ in billions)(h)	$639	$634	$635	$631	$634
Assets under management ($ in billions)(h)	68	69	69	65	62
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 25.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change
(unaudited)	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,816	$1,836	$1,859	(1%)	(2%)
Interest on securities	451	464	455	(3%)	(1%)
Interest on other short-term investments	165	228	294	(28%)	(44%)
Total interest income	2,432	2,528	2,608	(4%)	(7%)

Interest Expense
Interest on deposits	743	856	954	(13%)	(22%)
Interest on federal funds purchased	2	3	3	(33%)	(33%)
Interest on other short-term borrowings	56	22	47	155%	19%
Interest on long-term debt	194	210	220	(8%)	(12%)
Total interest expense	995	1,091	1,224	(9%)	(19%)

Net Interest Income	1,437	1,437	1,384	—	4%

Provision for credit losses	174	179	94	(3%)	85%
Net Interest Income After Provision for Credit Losses	1,263	1,258	1,290	—	(2%)

Noninterest Income
Wealth and asset management revenue	172	163	161	6%	7%
Commercial payments revenue	153	155	145	(1%)	6%
Consumer banking revenue	137	137	135	—	1%
Capital markets fees	90	123	97	(27%)	(7%)
Commercial banking revenue	80	109	85	(27%)	(6%)
Mortgage banking net revenue	57	57	54	—	6%
Other noninterest income (loss)	14	(4)	23	NM	(39%)
Securities (losses) gains, net	(9)	(8)	10	13%	NM
Total noninterest income	694	732	710	(5%)	(2%)

Noninterest Expense
Compensation and benefits	750	665	753	13%	—
Technology and communications	123	123	117	—	5%
Net occupancy expense	87	88	87	(1%)	—
Equipment expense	42	39	37	8%	14%
Loan and lease expense	30	36	29	(17%)	3%
Marketing expense	28	23	32	22%	(13%)
Card and processing expense	21	21	20	—	5%
Other noninterest expense	223	231	267	(3%)	(16%)
Total noninterest expense	1,304	1,226	1,342	6%	(3%)
Income Before Income Taxes	653	764	658	(15%)	(1%)
Applicable income tax expense	138	144	138	(4%)	—
Net Income	515	620	520	(17%)	(1%)
Dividends on preferred stock	37	38	40	(3%)	(8%)
Net Income Available to Common Shareholders	$478	$582	$480	(18%)	—

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2025	2024	2024	2024	2024
Interest Income
Interest and fees on loans and leases	$1,816	$1,836	$1,910	$1,871	$1,859
Interest on securities	451	464	461	458	455
Interest on other short-term investments	165	228	298	291	294
Total interest income	2,432	2,528	2,669	2,620	2,608

Interest Expense
Interest on deposits	743	856	968	958	954
Interest on federal funds purchased	2	3	2	3	3
Interest on other short-term borrowings	56	22	40	48	47
Interest on long-term debt	194	210	238	224	220
Total interest expense	995	1,091	1,248	1,233	1,224

Net Interest Income	1,437	1,437	1,421	1,387	1,384

Provision for credit losses	174	179	160	97	94
Net Interest Income After Provision for Credit Losses	1,263	1,258	1,261	1,290	1,290

Noninterest Income
Wealth and asset management revenue	172	163	163	159	161
Commercial payments revenue	153	155	154	154	145
Consumer banking revenue	137	137	143	139	135
Capital markets fees	90	123	111	93	97
Commercial banking revenue	80	109	93	90	85
Mortgage banking net revenue	57	57	50	50	54
Other noninterest income (loss)	14	(4)	(13)	7	23
Securities (losses) gains, net	(9)	(8)	10	3	10
Total noninterest income	694	732	711	695	710

Noninterest Expense
Compensation and benefits	750	665	690	656	753
Technology and communications	123	123	121	114	117
Net occupancy expense	87	88	81	83	87
Equipment expense	42	39	38	38	37
Loan and lease expense	30	36	34	33	29
Marketing expense	28	23	26	34	32
Card and processing expense	21	21	22	21	20
Other noninterest expense	223	231	232	242	267
Total noninterest expense	1,304	1,226	1,244	1,221	1,342
Income Before Income Taxes	653	764	728	764	658
Applicable income tax expense	138	144	155	163	138
Net Income	515	620	573	601	520
Dividends on preferred stock	37	38	41	40	40
Net Income Available to Common Shareholders	$478	$582	$532	$561	$480

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	March	December	March
	2025	2024	2024	Seq	Yr/Yr
Assets
Cash and due from banks	$3,009	$3,014	$2,796	—	8%
Other short-term investments	14,965	17,120	22,840	(13%)	(34%)
Available-for-sale debt and other securities(a)	39,747	39,547	38,791	1%	2%
Held-to-maturity securities(b)	11,185	11,278	11,520	(1%)	(3%)
Trading debt securities	1,159	1,185	1,151	(2%)	1%
Equity securities	494	341	380	45%	30%
Loans and leases held for sale	473	640	339	(26%)	40%
Portfolio loans and leases:
Commercial and industrial loans	53,700	52,271	52,209	3%	3%
Commercial mortgage loans	12,357	12,246	11,346	1%	9%
Commercial construction loans	5,952	5,588	5,789	7%	3%
Commercial leases	3,128	3,188	2,572	(2%)	22%
Total commercial loans and leases	75,137	73,293	71,916	3%	4%
Residential mortgage loans	17,581	17,543	16,995	—	3%
Home equity	4,265	4,188	3,883	2%	10%
Indirect secured consumer loans	16,804	16,313	15,306	3%	10%
Credit card	1,660	1,734	1,737	(4%)	(4%)
Solar energy installation loans	4,262	4,202	3,871	1%	10%
Other consumer loans	2,482	2,518	2,777	(1%)	(11%)
Total consumer loans	47,054	46,498	44,569	1%	6%
Portfolio loans and leases	122,191	119,791	116,485	2%	5%
Allowance for loan and lease losses	(2,384)	(2,352)	(2,318)	1%	3%
Portfolio loans and leases, net	119,807	117,439	114,167	2%	5%
Bank premises and equipment	2,506	2,475	2,376	1%	5%
Operating lease equipment	314	319	427	(2%)	(26%)
Goodwill	4,918	4,918	4,918	—	—
Intangible assets	82	90	115	(9%)	(29%)
Servicing rights	1,663	1,704	1,756	(2%)	(5%)
Other assets	12,347	12,857	12,930	(4%)	(5%)
Total Assets	$212,669	$212,927	$214,506	—	(1%)

Liabilities
Deposits:
Demand	$40,855	$41,038	$41,849	—	(2%)
Interest checking	58,420	59,306	58,938	(1%)	(1%)
Savings	17,583	17,147	18,229	3%	(4%)
Money market	36,505	36,605	35,025	—	4%
CDs $250,000 or less	10,248	10,798	10,337	(5%)	(1%)
CDs over $250,000	1,894	2,358	5,209	(20%)	(64%)
Total deposits	165,505	167,252	169,587	(1%)	(2%)
Federal funds purchased	227	204	247	11%	(8%)
Other short-term borrowings	5,457	4,450	2,866	23%	90%
Accrued taxes, interest and expenses	1,722	2,137	1,965	(19%)	(12%)
Other liabilities	4,816	4,902	5,379	(2%)	(10%)
Long-term debt	14,539	14,337	15,444	1%	(6%)
Total Liabilities	192,266	193,282	195,488	(1%)	(2%)
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,773	3,804	3,742	(1%)	1%
Retained earnings	24,377	24,150	23,224	1%	5%
Accumulated other comprehensive loss	(3,895)	(4,636)	(4,888)	(16%)	(20%)
Treasury stock	(8,019)	(7,840)	(7,227)	2%	11%
Total Equity	20,403	19,645	19,018	4%	7%
Total Liabilities and Equity	$212,669	$212,927	$214,506	—	(1%)
(a) Amortized cost	$43,445	$43,878	$43,400	(1%)	—
(b) Market values	11,072	10,965	11,341	1%	(2%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	667,272	669,854	683,812	—	—
Treasury	256,621	254,039	240,080	1%	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	March	December	September	June	March
	2025	2024	2024	2024	2024
Assets
Cash and due from banks	$3,009	$3,014	$3,215	$2,837	$2,796
Other short-term investments	14,965	17,120	21,729	21,085	22,840
Available-for-sale debt and other securities(a)	39,747	39,547	40,396	38,986	38,791
Held-to-maturity securities(b)	11,185	11,278	11,358	11,443	11,520
Trading debt securities	1,159	1,185	1,176	1,132	1,151
Equity securities	494	341	428	476	380
Loans and leases held for sale	473	640	612	537	339
Portfolio loans and leases:
Commercial and industrial loans	53,700	52,271	50,916	51,840	52,209
Commercial mortgage loans	12,357	12,246	11,394	11,429	11,346
Commercial construction loans	5,952	5,588	5,947	5,806	5,789
Commercial leases	3,128	3,188	2,873	2,708	2,572
Total commercial loans and leases	75,137	73,293	71,130	71,783	71,916
Residential mortgage loans	17,581	17,543	17,166	17,040	16,995
Home equity	4,265	4,188	4,074	3,969	3,883
Indirect secured consumer loans	16,804	16,313	15,942	15,442	15,306
Credit card	1,660	1,734	1,703	1,733	1,737
Solar energy installation loans	4,262	4,202	4,078	3,951	3,871
Other consumer loans	2,482	2,518	2,575	2,661	2,777
Total consumer loans	47,054	46,498	45,538	44,796	44,569
Portfolio loans and leases	122,191	119,791	116,668	116,579	116,485
Allowance for loan and lease losses	(2,384)	(2,352)	(2,305)	(2,288)	(2,318)
Portfolio loans and leases, net	119,807	117,439	114,363	114,291	114,167
Bank premises and equipment	2,506	2,475	2,425	2,389	2,376
Operating lease equipment	314	319	357	392	427
Goodwill	4,918	4,918	4,918	4,918	4,918
Intangible assets	82	90	98	107	115
Servicing rights	1,663	1,704	1,656	1,731	1,756
Other assets	12,347	12,857	11,587	12,938	12,930
Total Assets	$212,669	$212,927	$214,318	$213,262	$214,506

Liabilities
Deposits:
Demand	$40,855	$41,038	$41,393	$40,617	$41,849
Interest checking	58,420	59,306	58,727	57,509	58,938
Savings	17,583	17,147	16,990	17,419	18,229
Money market	36,505	36,605	37,482	36,259	35,025
CDs $250,000 or less	10,248	10,798	10,480	10,882	10,337
CDs over $250,000	1,894	2,358	3,268	4,082	5,209
Total deposits	165,505	167,252	168,340	166,768	169,587
Federal funds purchased	227	204	169	194	247
Other short-term borrowings	5,457	4,450	1,424	3,370	2,866
Accrued taxes, interest and expenses	1,722	2,137	2,034	2,040	1,965
Other liabilities	4,816	4,902	4,471	5,371	5,379
Long-term debt	14,539	14,337	17,096	16,293	15,444
Total Liabilities	192,266	193,282	193,534	194,036	195,488
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,773	3,804	3,784	3,764	3,742
Retained earnings	24,377	24,150	23,820	23,542	23,224
Accumulated other comprehensive loss	(3,895)	(4,636)	(3,446)	(4,901)	(4,888)
Treasury stock	(8,019)	(7,840)	(7,541)	(7,346)	(7,227)
Total Equity	20,403	19,645	20,784	19,226	19,018
Total Liabilities and Equity	$212,669	$212,927	$214,318	$213,262	$214,506
(a) Amortized cost	$43,445	$43,878	$43,754	$43,596	$43,400
(b) Market values	11,072	10,965	11,554	11,187	11,341
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	667,272	669,854	676,269	680,789	683,812
Treasury	256,621	254,039	247,624	243,103	240,080

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended
	March	March
	2025	2024
Total Equity, Beginning	$19,645	$19,172
Net income	515	520
Other comprehensive income (loss), net of tax:
Change in unrealized gains (losses):
Available-for-sale debt securities	481	(179)
Qualifying cash flow hedges	235	(247)
Amortization of unrealized losses on securities transferred to held-to-maturity	25	25
Comprehensive income	1,256	119
Cash dividends declared:
Common stock	(251)	(243)
Preferred stock	(37)	(40)
Impact of stock transactions under stock compensation plans, net	16	20
Shares acquired for treasury	(226)	—
Impact of cumulative effect of change in accounting principle	—	(10)
Total Equity, Ending	$20,403	$19,018

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	March		December		March
(unaudited)	2025		2024		2024
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$53,430	6.22%	$51,575	6.65%	$53,256	7.08%
Commercial mortgage loans(a)	12,388	5.97%	11,822	5.76%	11,339	6.28%
Commercial construction loans(a)	5,813	6.92%	5,711	6.58%	5,732	7.20%
Commercial leases(a)	3,110	4.80%	2,902	4.62%	2,543	4.24%
Total commercial loans and leases	74,741	6.17%	72,010	6.42%	72,870	6.87%
Residential mortgage loans	17,980	3.96%	17,906	3.80%	17,268	3.55%
Home equity	4,222	7.57%	4,125	7.95%	3,933	8.29%
Indirect secured consumer loans	16,476	5.57%	16,100	5.53%	15,172	4.93%
Credit card	1,627	14.76%	1,668	14.24%	1,773	13.73%
Solar energy installation loans	4,221	8.03%	4,137	7.91%	3,794	7.77%
Other consumer loans	2,497	9.37%	2,546	9.28%	2,889	8.96%
Total consumer loans	47,023	5.88%	46,482	5.81%	44,829	5.54%
Total loans and leases	121,764	6.06%	118,492	6.18%	117,699	6.36%
Securities:
Taxable securities	55,205	3.25%	55,319	3.27%	55,016	3.26%
Tax exempt securities(a)	1,393	3.18%	1,383	3.18%	1,440	3.27%
Other short-term investments	14,446	4.64%	18,319	4.94%	21,194	5.58%
Total interest-earning assets	192,808	5.13%	193,513	5.21%	195,349	5.38%
Cash and due from banks	2,388		2,664		2,743
Other assets	17,714		17,838		17,432
Allowance for loan and lease losses	(2,352)		(2,306)		(2,321)
Total Assets	$210,558		$211,709		$213,203

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$57,964	2.69%	$59,441	2.98%	$58,822	3.38%
Savings deposits	17,226	0.53%	17,257	0.64%	18,107	0.69%
Money market deposits	36,453	2.43%	37,279	2.65%	34,589	2.91%
CDs $250,000 or less	10,380	3.61%	10,592	3.95%	10,244	4.15%
Total interest-bearing core deposits	122,023	2.39%	124,569	2.64%	121,762	2.91%
CDs over $250,000	2,346	4.43%	2,531	4.83%	5,521	5.22%
Total interest-bearing deposits	124,369	2.42%	127,100	2.68%	127,283	3.01%
Federal funds purchased	194	4.38%	223	4.73%	201	5.41%
Securities sold under repurchase agreements	286	0.92%	313	1.15%	366	1.82%
FHLB advances	4,767	4.62%	1,567	4.87%	3,111	5.72%
Derivative collateral and other secured borrowings	84	6.46%	76	7.68%	57	7.21%
Long-term debt	14,585	5.38%	15,492	5.40%	15,515	5.71%
Total interest-bearing liabilities	144,285	2.80%	144,771	3.00%	146,533	3.36%
Demand deposits	39,788		40,137		40,839
Other liabilities	6,485		6,908		7,104
Total Liabilities	190,558		191,816		194,476
Total Equity	20,000		19,893		18,727
Total Liabilities and Equity	$210,558		$211,709		$213,203
Ratios:
Net interest margin (FTE)(b)		3.03%		2.97%		2.86%
Net interest rate spread (FTE)(b)		2.33%		2.21%		2.02%
Interest-bearing liabilities to interest-earning assets		74.83%		74.81%		75.01%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 25.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2025	2024	2024	2024	2024
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,401	$51,567	$51,615	$52,357	$53,183
Commercial mortgage loans	12,368	11,792	11,488	11,352	11,339
Commercial construction loans	5,797	5,702	5,981	5,917	5,732
Commercial leases	3,110	2,902	2,685	2,575	2,542
Total commercial loans and leases	74,676	71,963	71,769	72,201	72,796
Consumer loans:
Residential mortgage loans	17,552	17,322	17,031	17,004	16,977
Home equity	4,222	4,125	4,018	3,929	3,933
Indirect secured consumer loans	16,476	16,100	15,680	15,373	15,172
Credit card	1,627	1,668	1,708	1,728	1,773
Solar energy installation loans	4,221	4,137	3,990	3,916	3,794
Other consumer loans	2,498	2,545	2,630	2,740	2,889
Total consumer loans	46,596	45,897	45,057	44,690	44,538
Total average portfolio loans and leases	$121,272	$117,860	$116,826	$116,891	$117,334

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$64	$48	$16	$33	$74
Consumer loans held for sale	428	584	573	359	291
Average loans and leases held for sale	$492	$632	$589	$392	$365

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,700	$52,271	$50,916	$51,840	$52,209
Commercial mortgage loans	12,357	12,246	11,394	11,429	11,346
Commercial construction loans	5,952	5,588	5,947	5,806	5,789
Commercial leases	3,128	3,188	2,873	2,708	2,572
Total commercial loans and leases	75,137	73,293	71,130	71,783	71,916
Consumer loans:
Residential mortgage loans	17,581	17,543	17,166	17,040	16,995
Home equity	4,265	4,188	4,074	3,969	3,883
Indirect secured consumer loans	16,804	16,313	15,942	15,442	15,306
Credit card	1,660	1,734	1,703	1,733	1,737
Solar energy installation loans	4,262	4,202	4,078	3,951	3,871
Other consumer loans	2,482	2,518	2,575	2,661	2,777
Total consumer loans	47,054	46,498	45,538	44,796	44,569
Total portfolio loans and leases	$122,191	$119,791	$116,668	$116,579	$116,485

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$28	$66	$100	$25	$32
Consumer loans held for sale	445	574	512	512	307
Loans and leases held for sale	$473	$640	$612	$537	$339

Operating lease equipment	$314	$319	$357	$392	$427

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,104	$1,071	$1,178	$1,201	$1,197
Commercial mortgage loans	603	579	515	616	632
Commercial construction loans	367	348	342	309	293
Commercial leases	755	725	773	730	703
Residential mortgage loans	92,769	94,225	95,808	97,280	99,596
Solar energy installation loans	575	593	610	625	641
Other consumer loans	112	119	126	133	139
Total loans and leases serviced for others	96,285	97,660	99,352	100,894	103,201
Total loans and leases owned or serviced	$219,263	$218,410	$216,989	$218,402	$220,452
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	March	December	September	June	March
	2025(a)	2024	2024	2024	2024
Regulatory Capital(b)
CET1 capital	$17,239	$17,339	$17,272	$17,160	$16,931
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	19,355	19,455	19,388	19,276	19,047
Tier 2 capital	3,171	3,291	3,303	3,275	3,288
Total regulatory capital	$22,526	$22,746	$22,691	$22,551	$22,335
Risk-weighted assets	$164,956	$164,102	$160,604	$161,636	$161,769

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	9.50%	9.40%	9.47%	8.80%	8.78%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.45%	10.57%	10.75%	10.62%	10.47%
Tier 1 risk-based capital	11.73%	11.86%	12.07%	11.93%	11.77%
Total risk-based capital	13.66%	13.86%	14.13%	13.95%	13.81%
Leverage	9.19%	9.22%	9.11%	9.07%	8.94%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.80%	12.86%	12.99%	12.81%	12.65%
Total risk-based capital	14.05%	14.19%	14.32%	14.14%	13.99%
Leverage	10.10%	10.02%	9.82%	9.76%	9.61%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios as of December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2025	2024	2024	2024	2024
Average portfolio loans and leases:
Commercial and industrial loans	$53,401	$51,567	$51,615	$52,357	$53,183
Commercial mortgage loans	12,368	11,792	11,488	11,352	11,339
Commercial construction loans	5,797	5,702	5,981	5,917	5,732
Commercial leases	3,110	2,902	2,685	2,575	2,542
Total commercial loans and leases	74,676	71,963	71,769	72,201	72,796
Residential mortgage loans	17,552	17,322	17,031	17,004	16,977
Home equity	4,222	4,125	4,018	3,929	3,933
Indirect secured consumer loans	16,476	16,100	15,680	15,373	15,172
Credit card	1,627	1,668	1,708	1,728	1,773
Solar energy installation loans	4,221	4,137	3,990	3,916	3,794
Other consumer loans	2,498	2,545	2,630	2,740	2,889
Total consumer loans	46,596	45,897	45,057	44,690	44,538
Total average portfolio loans and leases	$121,272	$117,860	$116,826	$116,891	$117,334

Losses charged-off:
Commercial and industrial loans	($54)	($61)	($80)	($83)	($40)
Commercial mortgage loans	(11)	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(2)	(2)	—	—	—
Total commercial loans and leases	(67)	(63)	(80)	(83)	(40)
Residential mortgage loans	—	(1)	—	(1)	—
Home equity	(2)	(2)	(1)	(1)	(2)
Indirect secured consumer loans	(36)	(39)	(35)	(31)	(35)
Credit card	(22)	(21)	(21)	(22)	(23)
Solar energy installation loans	(21)	(20)	(16)	(14)	(14)
Other consumer loans	(25)	(29)	(30)	(30)	(32)
Total consumer loans	(106)	(112)	(103)	(99)	(106)
Total losses charged-off	($173)	($175)	($183)	($182)	($146)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$2	$6	$8	$3	$5
Commercial mortgage loans	1	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Total commercial loans and leases	3	6	8	3	5
Residential mortgage loans	—	1	1	1	—
Home equity	2	2	1	2	2
Indirect secured consumer loans	15	12	13	14	11
Credit card	5	4	5	5	5
Solar energy installation loans	3	3	2	2	2
Other consumer loans	9	11	11	11	11
Total consumer loans	34	33	33	35	31
Total recoveries of losses previously charged-off	$37	$39	$41	$38	$36

Net losses charged-off:
Commercial and industrial loans	($52)	($55)	($72)	($80)	($35)
Commercial mortgage loans	(10)	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(2)	(2)	—	—	—
Total commercial loans and leases	(64)	(57)	(72)	(80)	(35)
Residential mortgage loans	—	—	1	—	—
Home equity	—	—	—	1	—
Indirect secured consumer loans	(21)	(27)	(22)	(17)	(24)
Credit card	(17)	(17)	(16)	(17)	(18)
Solar energy installation loans	(18)	(17)	(14)	(12)	(12)
Other consumer loans	(16)	(18)	(19)	(19)	(21)
Total consumer loans	(72)	(79)	(70)	(64)	(75)
Total net losses charged-off	($136)	($136)	($142)	($144)	($110)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.39%	0.42%	0.55%	0.61%	0.27%
Commercial mortgage loans	0.34%	0.01%	—	0.01%	—
Commercial construction loans	—	—	—	—	—
Commercial leases	0.29%	0.32%	(0.01%)	(0.01%)	(0.04%)
Total commercial loans and leases	0.35%	0.32%	0.40%	0.45%	0.19%
Residential mortgage loans	—	(0.01%)	(0.02%)	(0.01%)	(0.01%)
Home equity	0.04%	(0.01%)	(0.02%)	(0.05%)	0.03%
Indirect secured consumer loans	0.53%	0.66%	0.54%	0.46%	0.64%
Credit card	4.19%	4.00%	3.74%	3.98%	4.19%
Solar energy installation loans	1.73%	1.64%	1.44%	1.25%	1.31%
Other consumer loans	2.52%	2.84%	3.00%	2.61%	2.71%
Total consumer loans	0.63%	0.68%	0.62%	0.57%	0.67%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.46%	0.48%	0.49%	0.38%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2025	2024	2024	2024	2024
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,352	$2,305	$2,288	$2,318	$2,322
Total net losses charged-off	(136)	(136)	(142)	(144)	(110)
Provision for loan and lease losses	168	183	159	114	106
Allowance for loan and lease losses, ending	$2,384	$2,352	$2,305	$2,288	$2,318

Reserve for unfunded commitments, beginning	$134	$138	$137	$154	$166
Provision for (benefit from) the reserve for unfunded commitments	6	(4)	1	(17)	(12)
Reserve for unfunded commitments, ending	$140	$134	$138	$137	$154

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,384	$2,352	$2,305	$2,288	$2,318
Reserve for unfunded commitments	140	134	138	137	154
Total allowance for credit losses	$2,524	$2,486	$2,443	$2,425	$2,472

	As of
	March	December	September	June	March
	2025	2024	2024	2024	2024
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$537	$374	$255	$234	$332
Commercial mortgage loans	70	79	78	38	39
Commercial construction loans	—	1	1	1	1
Commercial leases	16	2	—	1	—
Residential mortgage loans	145	137	131	129	137
Home equity	69	70	67	61	60
Indirect secured consumer loans	60	55	50	36	32
Credit card	31	32	31	31	32
Solar energy installation loans	30	64	64	66	65
Other consumer loans	8	9	9	9	10
Total nonaccrual portfolio loans and leases	966	823	686	606	708
Repossessed property	9	9	11	9	8
OREO	21	21	28	28	27
Total nonperforming portfolio loans and leases and OREO	996	853	725	643	743
Nonaccrual loans held for sale	21	7	8	4	5
Total nonperforming assets	$1,017	$860	$733	$647	$748

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$2	$5	$10	$3	$9
Commercial mortgage loans	6	—	3	1	—
Commercial leases	—	1	1	4	2
Total commercial loans and leases	8	6	14	8	11
Residential mortgage loans(c)	8	6	8	8	5
Credit card	17	20	18	17	19
Total consumer loans	25	26	26	25	24
Total loans and leases 90 days past due (accrual)(b)	$33	$32	$40	$33	$35
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.46%	0.48%	0.49%	0.38%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.07%	2.08%	2.09%	2.08%	2.12%
As a percent of nonperforming portfolio loans and leases(a)	261%	302%	356%	400%	349%
As a percent of nonperforming portfolio assets(a)	253%	291%	337%	377%	333%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.79%	0.69%	0.59%	0.52%	0.61%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.81%	0.71%	0.62%	0.55%	0.64%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.83%	0.71%	0.62%	0.55%	0.64%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	March	December	September	June	March
		2025	2024	2024	2024	2024
	Net interest income	$1,437	$1,437	$1,421	$1,387	$1,384
	Add: Taxable equivalent adjustment	5	6	6	6	6
	Net interest income (FTE) (a)	1,442	1,443	1,427	1,393	1,390

	Net interest income (annualized) (b)	5,828	5,717	5,653	5,578	5,566
	Net interest income (FTE) (annualized) (c)	5,848	5,741	5,677	5,603	5,591

	Interest income	2,432	2,528	2,669	2,620	2,608
	Add: Taxable equivalent adjustment	5	6	6	6	6
	Interest income (FTE)	2,437	2,534	2,675	2,626	2,614
	Interest income (FTE) (annualized) (d)	9,883	10,081	10,642	10,562	10,513

	Interest expense (annualized) (e)	4,035	4,340	4,965	4,959	4,923
	Average interest-earning assets (f)	192,808	193,513	195,836	194,499	195,349
	Average interest-bearing liabilities (g)	144,285	144,771	147,092	146,361	146,533

	Net interest margin (b) / (f)	3.02%	2.95%	2.89%	2.87%	2.85%
	Net interest margin (FTE) (c) / (f)	3.03%	2.97%	2.90%	2.88%	2.86%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.33%	2.21%	2.05%	2.04%	2.02%

	Income before income taxes	$653	$764	$728	$764	$658
	Add: Taxable equivalent adjustment	5	6	6	6	6
	Income before income taxes (FTE)	658	770	734	770	664

	Net income available to common shareholders	478	582	532	561	480
	Add: Intangible amortization, net of tax	6	7	7	7	8
	Tangible net income available to common shareholders (h)	484	589	539	568	488
	Tangible net income available to common shareholders (annualized) (i)	1,963	2,343	2,144	2,284	1,963

	Average Bancorp shareholders’ equity	20,000	19,893	20,251	18,707	18,727
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
	Average intangible assets	(86)	(94)	(103)	(111)	(121)
	Average tangible common equity, including AOCI (j)	12,880	12,765	13,114	11,562	11,572
Less:	Average AOCI	4,362	4,292	3,914	5,278	4,938
	Average tangible common equity, excluding AOCI (k)	17,242	17,057	17,028	16,840	16,510

	Total Bancorp shareholders’ equity	20,403	19,645	20,784	19,226	19,018
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
	Intangible assets	(82)	(90)	(98)	(107)	(115)
	Tangible common equity, including AOCI (l)	13,287	12,521	13,652	12,085	11,869
Less:	AOCI	3,895	4,636	3,446	4,901	4,888
	Tangible common equity, excluding AOCI (m)	17,182	17,157	17,098	16,986	16,757
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	19,298	19,273	19,214	19,102	18,873

	Total assets	212,669	212,927	214,318	213,262	214,506
Less:	Goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
	Intangible assets	(82)	(90)	(98)	(107)	(115)
	Tangible assets, including AOCI (o)	207,669	207,919	209,302	208,237	209,473
Less:	AOCI, before tax	5,125	5,868	4,362	6,204	6,187
	Tangible assets, excluding AOCI (p)	$212,794	$213,787	$213,664	$214,441	$215,660

	Common shares outstanding (q)	667	670	676	681	684

	Tangible equity (n) / (p)	9.07%	9.02%	8.99%	8.91%	8.75%
	Tangible common equity (excluding AOCI) (m) / (p)	8.07%	8.03%	8.00%	7.92%	7.77%
	Tangible common equity (including AOCI) (l) / (o)	6.40%	6.02%	6.52%	5.80%	5.67%
	Tangible book value per share (including AOCI) (l) / (q)	$19.92	$18.69	$20.20	$17.75	$17.35
	Tangible book value per share (excluding AOCI) (m) / (q)	$25.76	$25.61	$25.29	$24.94	$24.50

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	March	December	March
	2025	2024	2024
Net income (r)	$515	$620	$520
Net income (annualized) (s)	2,089	2,467	2,091

Adjustments (pre-tax items)
Valuation of Visa total return swap	18	51	17
Fifth Third Foundation contribution	—	15	—
Mastercard litigation	—	4	5
FDIC special assessment	—	(11)	33
Adjustments, after-tax (t)(a) (b)	14	45	42

Adjustments (tax related items)
Benefit related to the resolution of certain state income tax matters	—	(15)	—
Adjustments (tax related items) (u)	—	(15)	—

Noninterest income (v)	694	732	710
Valuation of Visa total return swap	18	51	17
Adjusted noninterest income (w)	712	783	727

Noninterest expense (x)	1,304	1,226	1,342
Fifth Third Foundation contribution	—	(15)	—
Mastercard litigation	—	(4)	(5)
FDIC special assessment	—	11	(33)
Adjusted noninterest expense (y)	1,304	1,218	1,304

Adjusted net income (r) + (t) + (u)	529	650	562
Adjusted net income (annualized) (z)	2,145	2,586	2,260

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	498	619	530
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,020	2,463	2,132

Average assets (ab)	$210,558	$211,709	$213,203

Return on average tangible common equity (i) / (j)	15.2%	18.4%	17.0%
Return on average tangible common equity excluding AOCI (i) / (k)	11.4%	13.7%	11.9%
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	15.7%	19.3%	18.4%
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	11.7%	14.4%	12.9%

Return on average assets (s) / (ab)	0.99%	1.17%	0.98%
Adjusted return on average assets (z) / (ab)	1.02%	1.22%	1.06%
Efficiency ratio (FTE) (x) / [(a) + (v)]	61.0%	56.4%	63.9%
Adjusted efficiency ratio (y) / [(a) + (w)]	60.5%	54.7%	61.6%
Total revenue (FTE) (a) + (v)	$2,136	$2,175	$2,100
Adjusted total revenue (FTE) (a) + (w)	$2,154	$2,226	$2,117
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$832	$949	$758
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$850	$1,008	$813
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate in 2024 and a 24% tax rate in 2025.
(b) A portion of the adjustments related to legal settlements and remediations are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended March 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$552	$975	$49	$(134)	$1,442
Provision for credit losses	(80)	(84)	—	(10)	(174)
Net interest income after provision for credit losses	472	891	49	(144)	1,268
Noninterest income	301	281	109	3	694
Noninterest expense	(511)	(650)	(106)	(37)	(1,304)
Income (loss) before income taxes (FTE)	262	522	52	(178)	658

For the three months ended December 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$598	$984	$48	$(187)	$1,443
Provision for credit losses	(21)	(89)	—	(69)	(179)
Net interest income after provision for credit losses	577	895	48	(256)	1,264
Noninterest income	373	278	103	(22)	732
Noninterest expense	(452)	(617)	(94)	(63)	(1,226)
Income (loss) before income taxes (FTE)	498	556	57	(341)	770

For the three months ended September 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$648	$1,056	$50	$(327)	$1,427
Provision for credit losses	(76)	(78)	—	(6)	(160)
Net interest income after provision for credit losses	572	978	50	(333)	1,267
Noninterest income	354	283	99	(25)	711
Noninterest expense	(460)	(614)	(95)	(75)	(1,244)
Income (loss) before income taxes (FTE)	466	647	54	(433)	734

For the three months ended June 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$634	$1,081	$54	$(376)	$1,393
(Provision for) benefit from credit losses	(137)	(70)	—	110	(97)
Net interest income after (provision for) benefit from credit losses	497	1,011	54	(266)	1,296
Noninterest income	320	275	98	2	695
Noninterest expense	(445)	(638)	(93)	(45)	(1,221)
Income (loss) before income taxes (FTE)	372	648	59	(309)	770

For the three months ended March 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$663	$1,152	$59	$(484)	$1,390
(Provision for) benefit from credit losses	(71)	(84)	—	61	(94)
Net interest income after (provision for) benefit from credit losses	592	1,068	59	(423)	1,296
Noninterest income	325	267	102	16	710
Noninterest expense	(490)	(650)	(103)	(99)	(1,342)
Income (loss) before income taxes (FTE)	427	685	58	(506)	664
(a) Includes taxable equivalent adjustments of $5 million for the three months ended March 31, 2025 and $6 million for the three months ended December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024.

(b) During the first quarter of 2025, the Bancorp realigned its reporting structure and moved certain business banking customer relationships and relationship management personnel to the Consumer and Small Business Banking segment from the Commercial Banking segment. Prior period results have been adjusted to reflect current presentation.